Exhibit 99.1

SPACEHAB, Inc.
907 Gemini
Houston, Texas 77058-2762
1.713.558.5000
fax: 1.713.558.5960
www.spacehab.com

FOR IMMEDIATE RELEASE

SPACEHAB REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER AND

FISCAL YEAR 2008

Houston, Texas, September 29, 2008 – SPACEHAB, Incorporated (NASDAQ/NMS: SPAB), a leading provider of commercial space services, today announced financial results for its fourth quarter and fiscal year ended June 30, 2008.

Fourth Quarter Results

The Company’s reported a net loss of $1.5 million on revenue of $6 million for fourth quarter fiscal year 2008 compared to a fiscal year 2007 fourth quarter net loss of $13.2 million on revenues $12.8. The fourth quarter of fiscal year 2008 includes a net gain of $0.6 million on early termination of a lease on the Company’s corporate offices in Houston, Texas and compensation expenses and directors fees of $1.1 million reflecting bonus awards to the Chief Executive Officer and certain directors.  The fiscal 2007 results included write-downs of the Company’s space shuttle modules of $10.4 million, $3.8 million for its fleet of cargo carriers, as well as $1.6 million for inventory.

Fiscal Year Results

SPACEHAB posted a net loss of $36.0 million for the year, or ($4.26) per share, on revenue of $25.5 million compared with fiscal year 2007 net income of $16.3 million, or ($1.26) per share, on revenue of $52.8 million.  The decrease in fiscal year 2008 revenues resulted primarily from the conclusion of the Company’s space shuttle module mission with STS-120 in October 23, 2007.  The Company has no further scheduled mission manifested to utilize its unique logistics and research module.

The current fiscal year includes debt conversion expenses of $30.2 million resulting from the October 7, 2007 conversion of $10.3 million of the Company’s outstanding 8.0% convertible notes due October 15, 2007, and $52.9 million of 5.5% senior convertible notes due October 2010 (the “Senior Notes”) into common stock of the Company.  As of June 30, 2008, $6.9 million of the 5.5% convertible notes remain outstanding.

Liquidity

As of June 30, 2008 we had cash and restricted cash on hand of $11.0 million and our working capital was approximately $1.0 million. Restricted cash consists of advance payments on a government contract to modify certain spacecraft processing facilities, and restricted deposits per bank covenant. For fiscal year 2008 we used $8.6 million of cash from operating activities. A $4.0 million term note and a $2.0 million revolving credit facility was established in February 2008 with a bank.

On June 5, 2008, SPACEHAB, Incorporated (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Lanphier Capital Management, Inc. and Trace Partners, L.P. (the “Investors”), under which the Investors agreed to subscribe for and purchase 1,329,787 shares of the Company’s common stock for an aggregate purchase price of $625,000. The consummation of the transaction under the Securities Purchase Agreement was contingent upon certain customary conditions precedent to each party’s obligation to close.

The 1,329,787 shares of common stock issued under the Securities Purchase Agreement were sold in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission pursuant to the Securities Act of 1933. The Company believes that such issuance of securities qualifies for an exemption under Rule 506 because there are no more than 35 purchasers of securities and each Investor represents to the Company under the Securities Purchase Agreement at the time of execution and closing that it is an “accredited investor” within the meaning of Rule 501 of Regulation D.

Update of Ongoing Operations

The Company has a backlog of $30.2 million as of June 30, 2008.  The majority of this backlog is from our wholly-owned and largest subsidiary, Astrotech Space Operations (“ASO”), which provides all support necessary for its government and commercial satellite customers to successfully process their multi-million dollar spacecraft for launch on expendable launch vehicles. Processing activities include hardware launch preparation; advance planning; use of unique facilities; and, spacecraft checkout, encapsulation, fueling, transport, and remote control through launch.

Through the SPACETECH, Inc. business unit the Company is developing commercial products derived from space-based technologies. SPACETECH has now spun-off three potentially valuable business units, BioSpace Technologies, Inc. (“BioSpace”), AirWard, and 1st Detect.  Additionally, SPACETECH is securing rights, resolving licensing issues and establishing product marketing and distribution strategies.

The Company’s BioSpace subsidiary continues to process microgravity products and is currently preparing for the October 8, 2008, STS-125 space shuttle mission, which will transport several production samples as part of the ongoing vaccine development program.  This mission marks the fourth and final flight of the previously discovered salmonella vaccine target, utilizing the Company’s proprietary microgravity processing (“MGP”) program and Vaccine Processing Platform (“VPP”).  BioSpace is an extension of SPACEHAB’s many years of experience preparing, launching and operating science payloads in space, and plays a key role in transitioning the Company from supporting government-sponsored research to developing production models that use the research to produce commercial products in space.  This new business initiative involves the commercial utilization of the International Space Station (“ISS”), and other microgravity platforms for the development of valuable biotech products to save and improve lives on Earth.  Previous missions have successfully shown positive results in determining a commercial vaccine for salmonella.

The Company’s AirWard division recently received an initial order for 64 thermal resistant transport containers that were designed to meet the Hazardous Materials regulations (HMR; 49CFR Parts 171-180) issued by the U.S. Department of Transportation.

The Company’s 1st Detect division continues to make progress in the development of its ion trap mini mass spectrometer that began as a response to a Space Act Agreement that was entered into with NASA in May 2005, as a replacement to the mass spectrometer that monitors the air quality on the ISS.

Astrotech Engineering Services (“AES”), formerly SPACEHAB Government Services, provides large-scale program technical support and specialized engineering analysis, products and services and configuration and data management support to NASA and other government customers. AES derived most of its revenue from NASA’s Program Integration and Control (“PI&C”) contract for the ISS. As issued in a press release dated May 2008, the PI&C contract was terminated by the prime contract holder, ARES Corporation, due to matters of “convenience” effective June 6, 2008.  There were 45 employees engaged in the contract.

On September 25, 2008 the Company’s Board of Directors authorized the repurchase of up to $6.0 million of the company’s common stock and outstanding convertible notes due October 2010.  Any purchases under SPACEHAB’s security repurchase program may be made from time-to-time, in the open market, through block trades or otherwise in accordance with applicable regulations of the Securities and Exchange Commission. Depending on market conditions and other factors, these purchases may be commenced or suspended at any time or from time-to-time without prior notice. Additionally, the timing of such transactions will depend on other corporate strategies and will be at the discretion of the management of the Company. SPACEHAB currently has approximately 15.1 million shares of common stock and $6.9 million par value of convertible notes outstanding.

On April 7, 2008, we received a NASDAQ Staff Determination letter indicating that we failed to comply with NASDAQ Marketplace Rule 4310(c)(4) and our securities were, therefore, subject to delisting from The NASDAQ Capital Market. Marketplace Rule 4310(c)(4) requires that we maintain a $1.00 bid price. We were granted a grace period, which expires on October 6, 2008, to regain compliance with this Rule.

About SPACEHAB, Incorporated

SPACEHAB is a commercial and entrepreneurial force in the space industry providing a full spectrum of products and services to both the government and private sectors. The Company offers spacecraft pre-launch processing facilities and services, production of valuable commercial products in space, development and extension of space-based products to the consumer market, space access and payload integration services program and engineering support ranging from development and manufacturing of flight hardware to large scale government project management.

The statements in this document may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in the company’s Securities & Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.

FOR MORE INFORMATION:

Tania Shupe

Corporate Marketing and Communications

SPACEHAB, Inc.

713.558.5299

tshupe@spacehab.com

Tables follow

SPACEHAB, INCORPORATED AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except share data)

	Three Months		Twelve Months
	Ended June 30		Ended June 30
	2008	2007	2008	2007
Revenue	$6,050	$12,830	$25,544	$52,762
Costs of revenue	4,490	19,067	19,540	51,029
Gross profit	1,560	(6,237)	6,004	1,733
Operating expenses:
Selling, general and administrative	2,824	1,920	9,148	9,883
Research and development	20	259	1,375	801
Asset impairment charge	213	3,879	213	3,879
Total operating expenses	3,057	6,058	10,736	14,563
Income (loss) from operations	(1,497)	(12,295)	(4,732)	(12,830)
Interest expense	364	(1,065)	(1,596)	(4,290)
Debt conversion expense	—	—	(30,194)	759
Interest and other income, net	691	135	1,169	624
Income (loss) before income taxes	(1,170)	(13,225)	(35,234)	(16,361)
Income tax (expense) benefit	(325)	—	(675)	69
Net income (loss)	$(1,495)	$(13,225)	$(36,028)	$(16,292)
Income (loss) per share:
Deemed dividend related to induced conversion of preferred shares	—	—	$(3,344)	—
Net income (loss) per share – basic and diluted	$(0.11)	$(1.02)	$(4.26)	$(1.26)
Shares used in computing net loss per share – basic	13,974,287	12,968,715	9,254,346	12,919,506

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	June 30,	June 30,
	2008	2007
	(unaudited)	restated
ASSETS
Cash and cash equivalents	$2,640	$9,724
Accounts receivable, net	3,872	8,224
Prepaid expenses and other current assets	1,121	1,696
Total current assets	7,633	19,644
Property and equipment, net of accumulated depreciation and amortization of $68,968 and $53,546 respectively	40,999	43,884
Other assets, net	9,579	8,947
Total assets	$58,211	$72,475

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	6,629	25,749
Total liabilities	23,275	85,606
Stockholders’ equity	34,936	(13,131)
Total liabilities and stockholders’ equity	$58,211	$72,475

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